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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 17, 1996


                 The Reynolds and Reynolds Company
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     (Exact name of registrant as specified in its charter)




           Ohio                       0-132              31-0421120
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(State or other jurisdiction       (Commission          (IRS Employer
   of incorporation)               File Number)       Identification No.)




115 South Ludlow Street,    Dayton, Ohio                 45402
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(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  513-443-2000



         N.A.
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(Former name or former address, if changed since last report.)
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Item 2.  Acquisition or Disposition of Assets.
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         Delaware Acquisition Co. ("Delaware"), a wholly-owned subsidiary of
The Reynolds and Reynolds Company ("Reynolds"), has completed its cash tender offer for all outstanding shares of the common stock of Duplex Products Inc. ("Duplex") at a price of $12.00 per share. The tender offer expired at midnight, New York City time, on Friday, May 17, 1996. The shares tendered constitute approximately 97.8% of the 7,481,278 shares of Duplex common stock issued and outstanding. The remaining Duplex shares were converted into the right to receive $12.00 in cash in a subsequent merger transaction in which Delaware was merged with and into Duplex on May 20, 1996.

         The total funds required to purchase the Duplex shares pursuant to the tender offer were $87,752,400. The total funds which will be required to cash out the remaining former Duplex shareholders through the merger is $2,022,936. The sources of the cash were existing credit facilities and working capital.

         Duplex is a provider of custom and stock business forms and labels, electronic printing and mailing services, forms management programs, forms automation solutions and process analysis and had 14 plants with its headquarters at Sycamore, Illinois. Reynolds plans to integrate the business and operations of Duplex into the operations of Reynolds as rapidly as possible.


Item 7.  Financial Statements and Exhibits.
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         (a)     Financial statements of the businesses acquired.

The audited consolidated balance sheets of Duplex as of October 28, 1995 and the related audited consolidated statements of income and cash flows for the year ended October 28, 1995, are incorporated herein by reference to Part IV,
Item 14(a)(1) of the Duplex Form 10-K Annual Report for the fiscal year ended October 28, 1995 (Commission File Number 1-7208). The unaudited consolidated balance sheets of Duplex as of January 27, 1996 and the related unaudited consolidated statements of income and cash flows for the period ending January 27, 1996 are incorporated herein by reference to Part I, Item 1 of the Duplex Form 10-Q Quarterly Report for the quarterly period ended January 27, 1996 (Commission File Number 1-7208).

         (b)     Pro forma financial information.

         It was impracticable to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X relative to an acquired business in this Form 8-K filing. The required pro forma financial information will be filed with the Commission by August 2, 1996.




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         (c)     Exhibits.

                 (2) Agreement and Plan of Merger dated as of April 20, 1996, is incorporated by reference to Exhibit (c)(1) to Reynolds' Schedule 14D-1 filed with the Commission on April 22, 1996.

                 (99) Text of press release dated May 20, 1996 announcing the closing of the tender offer by Delaware for Duplex is incorporated by reference to Exhibit (a)(9) to Reynolds' Final Amendment to Schedule 14D-1 filed with the Commission on May 24, 1996.

                                   SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                          The Reynolds and Reynolds Company


                                              /s/ David R. Holmes
Date: June 3, 1996                        By:______________________________
                                             David R. Holmes
                                             Chairman of the Board,
                                             President and
                                             Chief Executive Officer





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